                                                                   EXHIBIT 10.17

                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

        This Settlement Agreement and Mutual General Release ("AGREEMENT") is made and entered into on January 12, 2002 by and between Novatel Wireless, Inc. ("NOVATEL WIRELESS") and Sanmina-SCI Corporation and Sanmina Canada ULC (collectively "SANMINA" and, together with Novatel Wireless, the "PARTIES"). The exhibits to this Agreement are hereby expressly incorporated into and made a part of this Agreement.

                                       I.

                                    RECITALS

        A. WHEREAS, on or about July 18, 2001, Sanmina Corporation (now known as Sanmina-SCI Corporation) and Sanmina Canada ULC filed suit against Novatel Wireless in Superior Court of the State of California, County of San Diego, Case No. GIC770894, ("SAN DIEGO LITIGATION"), and that suit was voluntarily dismissed without prejudice by plaintiffs on October 29, 2001, and Novatel Wireless has filed a Memorandum of Costs, which Sanmina has moved to strike.

        B. WHEREAS, on or about October 18, 2001, Sanmina Corporation filed suit against Novatel Wireless in Superior Court of the State of California, County of Santa Clara, Case No. CV802384 ("SANTA CLARA LITIGATION").

        C. WHEREAS, Sanmina and Novatel Wireless intend by this Agreement to end any and all disputes and litigation arising from the claims contained in the San Diego Litigation and the Santa Clara Litigation, including any offsets asserted (or which could have been asserted) by Novatel Wireless therein.

                                       II.

                       AGREEMENT OF SETTLEMENT AND RELEASE

                NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

        A. Novatel Wireless' Obligations

                (1)     Deliveries to Escrow.

                        (a) On the date hereof, the Parties shall deliver a fully executed copy of this Agreement to escrow pursuant to the terms and provisions of the Escrow Agreement, attached hereto as EXHIBIT F (the "ESCROW AGREEMENT").

                        (b) Within one business day after this Agreement is deposited into escrow, Novatel Wireless shall deposit into escrow by wire transfer



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                                the total sum of Two Million Three Hundred
                                Thousand Dollars ($2,300,000) (the "INITIAL
                                PAYMENT").

                        (c) On the date this Agreement is deposited into escrow , Novatel Wireless shall notify the transfer agent to issue to Sanmina five million (5,000,000) shares of Novatel Wireless' common stock, $0.001 par value per share (the "SHARES") and shall cause to be delivered to escrow, upon receipt from the transfer agent, a duly executed stock certificate evidencing the Shares which certificate shall be registered in the name of Sanmina (or otherwise as indicated to Novatel Wireless by Sanmina in writing). The Parties shall comply with the terms and conditions set forth on EXHIBIT A hereto in connection with the Shares.

                        (d) As soon as reasonably practical, the Parties shall cause the Security Agreement and subordination agreement (each as defined or further described in paragraph A(8) hereof) to be deposited into escrow.

                (2) Pursuant to the terms of the Escrow Agreement, in the event the Security Agreement and the subordination agreement have not been deposited into escrow on or prior to January 28, 2002, the escrow agent shall return all deliverables to the Party who deposited such deliverable and this Agreement shall be automatically terminated and of no further force or effect.

                (3) At the sole option of Sanmina, which option shall be exercisable at any time during the ten (10) business day period immediately following the latter of date of this Agreement or the date the Shares and the Initial Payment are released from escrow to Sanmina pursuant to the terms of the Escrow Agreement (the "ESCROW CLOSING DATE"), Novatel Wireless shall repurchase from Sanmina up to two million (2,000,000) of the Shares at a price of Eighty Cents ($0.80) per share (such option, the "PUT OPTION"). In the event Sanmina elects to exercise the Put Option, Sanmina shall deliver to Novatel Wireless written notice of such election within the time frame specified herein and shall at that time surrender the applicable Novatel Wireless stock certificate, duly endorsed or accompanied by a written instrument of transfer. The date on which Sanmina satisfies these requirements shall be called the "EXERCISE DATE." On the Exercise Date, all rights with respect to those Shares in respect of which Sanmina is then exercising the Put Option shall terminate. Within three (3) business days following the Exercise Date, Novatel Wireless shall wire to Sanmina an amount equal to the number of shares so indicated on such exercise notice, multiplied by $0.80, and shall cause Novatel Wireless' transfer agent to issue and deliver to Sanmina a stock certificate evidencing the balance of the Shares then held of record by Sanmina.

                (4) Subject to the terms and conditions of this Agreement, Novatel Wireless shall purchase and accept from Sanmina, and Sanmina shall sell to Novatel Wireless and deliver to Novatel Wireless or its designee, in the aggregate over the 21-month period beginning January 1, 2002 (the "INVENTORY PERIOD") inventory from the list set forth in Exhibit B (the



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"INVENTORY") in the aggregate having a value of at least Ten Million Dollars
($10,000,000) (the "INVENTORY PURCHASE COMMITMENT"). The Inventory Purchase Commitment may be met either through Novatel Wireless' purchase of Inventory directly from Sanmina or by Novatel Wireless' purchasing finished goods from Sanmina (subject to the mutual agreement of the parties); provided, however, that, to the extent the Inventory Purchase Commitment is met through the purchase of finished goods, the Inventory Purchase Commitment shall only be reduced by the Agreed Value of any Inventory, listed on Exhibit B, used to manufacture such finished goods and only to the extent any payment (including any partial payment) is received by Sanmina in connection with such finished goods. Each item of the Inventory will be valued according to the value set forth in EXHIBIT B (the "AGREED VALUE" or, in the event of finished goods, the "PURCHASE ORDER VALUE"). The purchases will be made according to the following schedule, which schedule is an express term of the Inventory Purchase
Commitment:

                (a) At least One Million Dollars ($1,000,000) in Inventory on or before March 31, 2002.

                (b) Subject to the provisions contained in paragraph 4(g), at least Three Hundred Thirty Three Thousand Three Hundred Thirty Three Dollars ($333,333) in Inventory on or before the last Friday of each month thereafter during 2002, provided that Novatel Wireless has not earlier satisfied the Inventory Purchase Commitment, giving effect to any reductions then pending pursuant to paragraph 4(e) below.

                (c) Commencing on January 1, 2003, subject to the provisions contained in paragraph 4(g), at least Six Hundred Sixty Six Thousand Six Hundred Sixty Six Dollars ($666,666) in Inventory per month on or before the last Friday of each month through June 30, 2003, provided that Novatel Wireless has not earlier satisfied the Inventory Purchase Commitment, giving effect to any reductions then pending pursuant to paragraph 4(e) below.

                (d) The remainder of the Inventory Purchase Commitment, as adjusted pursuant to paragraph 4(e) below, on the ninety-first day following the transfer of the last $666,666 (the "TRANSFER") made pursuant to paragraph 4(c) (the "ADDITIONAL INVENTORY PURCHASE DATE"), provided, however, that if Novatel Wireless is not in default in connection with its obligations under the Inventory Purchase Commitment, then Novatel Wireless' obligation to make such payment shall be waived. For purposes of this paragraph, the date of the Transfer will be deemed to be the last date the Transfer would be deemed to be made under 11 U.S.C. Section 547.

                (e) Notwithstanding anything in this Agreement to the contrary, so long as Novatel Wireless is not in default with respect to the Inventory Purchase Commitment, then on the 91st day following each payment of the Inventory (the "PAYMENT DATE"), or of manufactured parts containing components, set forth on the list set forth on EXHIBIT B, the aggregate Inventory Purchase Commitment shall be reduced by an amount equal to



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                        25% of the Agreed Value of the Inventory so purchased.
                        For purposes of this paragraph, the Payment Date will be deemed to be the last date the payment would be deemed to be made under 11 U.S.C. Section 547.

                (f) Process to order Inventory. At any time during a particular month, Novatel Wireless shall advise Sanmina in writing (each, a "PURCHASE ORDER") of the particular Inventory (from the list set forth in Exhibit B) which it desires to purchase during such month and the date upon which it desires shipment to be made by Sanmina. Sanmina will ship the Inventory pursuant to the Purchase Order on the later to occur of (i) 10 days after its receipt of payment from Novatel Wireless for the Inventory or (ii) the requested shipment date; provided, however, that immaterial delays in the shipment of Inventory shall not excuse Novatel Wireless from the Inventory Purchase Commitment. In the event shipment is delayed for reasons outside of Sanmina's complete control (e.g., shipping delays, labor strikes) (an "UNAVOIDABLE DELAY"), Novatel Wireless' obligation to make future monthly payments according to the Inventory Purchase Commitment shall be suspended until such time as the Novatel Wireless receives the delayed shipment (the "SUSPENDED PAYMENTS"). Following Novatel Wireless' receipt of such delayed shipment, all Suspended Payments shall be due and payable to Sanmina on the immediately following scheduled payment date of the Inventory Purchase Commitment. Sanmina shall ship the Inventory in respect of such Suspended Payments in accordance with the provisions of paragraph 4 above. Upon Sanmina's receipt of payment, the Inventory Purchase Commitment shall be reduced dollar for dollar by the amount of the payment. In the event Sanmina for any reason (other than an Unavoidable Delay) fails to deliver more than 15% of the requested Inventory on such Purchase Order, including, without limitation, Sanmina's failure to have such requested Inventory in stock, any payment made by Novatel Wireless for such inventory not in stock (the "UNAVAILABLE INVENTORY") will be returned to Novatel Wireless and the outstanding amount of the Inventory Purchase Commitment shall be reduced by an amount equal to the Agreed Value of the Unavailable Inventory.

                (g) Acquisition of Inventory in excess of amounts specified in 4(a) through (c). Novatel Wireless shall have the right to acquire Inventory on a monthly basis in an aggregate amount greater than the amount specified in paragraphs 4(a) through 4(c) above. In the event Novatel Wireless orders such greater quantities of Inventory (from the list set forth in Exhibit B), the Inventory Purchase Commitment and the amount of the payment otherwise due and payable to Sanmina for the month immediately following such purchase shall be reduced in direct order by the amount of the payment for such Inventory.



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                (h)     Failure to submit Purchase Order. Novatel Wireless'
                        failure to advise Sanmina of the particular Inventory it wishes Sanmina to ship during a particular month shall not excuse Novatel Wireless from making the required payment as specified in paragraphs 4(a) through 4(c) above. In such event, the Inventory Purchase Commitment shall be reduced by the amount of the payment received by Sanmina and Novatel Wireless shall have the right to order and receive Inventory (the "DELAYED INVENTORY") valued at the amount of such payment within 10 days following the date it notifies Sanmina of its order. The Inventory Purchase Commitment shall not be further reduced upon shipment of such Delayed Inventory.

                (i) Within sixty (60) days after the execution of this Agreement, Novatel Wireless shall use its best efforts to advise Sanmina in writing of Two Million Five Hundred Thousand Dollars ($2,500,000) worth of Inventory for which it does not anticipate needing in the future. This Inventory shall be deleted from EXHIBIT B, and Sanmina shall have the right to sell this Inventory and keep the proceeds.

                (5) In the event that Novatel Wireless fails timely to make payments to Sanmina pursuant to the Inventory Purchase Commitment, and such failure continues for a period of five business days following written notice, given pursuant to Section 8(a) of the Security Agreement, from Sanmina to Novatel Wireless of such failure, then Sanmina shall have the right to accelerate the entire outstanding Inventory Purchase Commitment, giving effect to any reductions then pending pursuant to paragraph 4 above, and declare such amount then due and payable. If Sanmina accelerates the Inventory Purchase Commitment, then upon payment by Novatel Wireless in full of the accelerated amounts, Sanmina shall deliver to Novatel Wireless Inventory, in accordance with the provisions of paragraph 4, with an Agreed Value equal to the amount due and payable.

                (6) Novatel Wireless shall have no right to offset any amount owing pursuant to Inventory Purchase Commitment with any other amounts that Sanmina may owe to Novatel Wireless, but the Inventory shall be subject to the repair and warranty provisions attached hereto as EXHIBIT C.

                (7) In the event that purchase obligations remain outstanding under the Inventory Purchase Commitment and Sanmina and Novatel Wireless mutually agree in writing that they desire that Sanmina manufacture finished goods for Novatel Wireless, then (i) the Parties shall execute such other mutually agreeable documents or writings necessary to give effect to that determination consistent with this Agreement, and (ii) Novatel Wireless shall pay to Sanmina in advance an amount equal to twenty-five percent (25%) of the cost of the build with the balance of such cost to be paid within thirty (30) days after the later of Novatel Wireless' actual receipt of such finished goods from Sanmina or the applicable invoice from Sanmina; provided that, the applicable invoice shall not be delivered to Novatel Wireless unless Sanmina is able to ship the finished goods within ten days of delivery of the invoice. In addition, if Sanmina needs to procure materials from one or more third parties in order to complete a given build on behalf of Novatel Wireless, Novatel Wireless shall purchase such required materials



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directly from such third parties and arrange for these materials to be shipped to Sanmina, or otherwise shall prepay for all such third party required material. Upon receipt of any such payments by Sanmina for finished goods (either as an advance or upon completion of the finished goods), the Inventory Purchase Commitment shall be reduced, to the extent that any Inventory listed on Exhibit B is used to manufacture such finished goods, by the Agreed Value of such Inventory attributable to the payment received.

                (8) Novatel Wireless and Sanmina hereby agree that each respectively shall make good faith efforts to cooperate on future builds. Following the Inventory Period, Novatel Wireless shall continue to use Sanmina to build Novatel Wireless' CDPD products to the extent the terms and conditions for such builds are mutually acceptable to Sanmina and to Novatel Wireless. During the Inventory Period, Sanmina shall have the opportunity to bid on any and all of Novatel Wireless' new contract manufacturing business.

                (9) Novatel Wireless shall grant to Sanmina a security interest (the "SECURITY INTEREST"), in the form attached hereto as EXHIBIT D, in all right, title and interest of Novatel Wireless in and to the property described in Attachment 1 thereto, subject to Sanmina entering into a subordination agreement reasonably acceptable to Sanmina and Novatel Wireless.

                (10) Novatel Wireless will withdraw the Memorandum of Costs filed in the San Diego Litigation, and hereby releases any claim that is has for the payment of costs incurred by it in the San Diego Litigation or the Santa Clara Litigation.

        B. Sanmina's Obligations

                (1) Within ten (10) business days after the later of (i) the Escrow Closing Date or (ii) the identification of the specific materials to be shipped hereunder, Sanmina shall deliver to Novatel Wireless, materials in Sanmina's inventory, to be selected by mutual agreement of Sanmina and Novatel Wireless, which have the aggregate value of One Million Dollars ($1,000,000) ("CLOSING INVENTORY"). The Closing Inventory shall not count toward the fulfillment of the Inventory Purchase Commitment. The value of the materials will be determined by Agreed Value set forth in EXHIBIT B.

                (2) Within two business days after the Escrow Closing Date, Sanmina shall deliver to Novatel Wireless an executed dismissal with prejudice of the Santa Clara Litigation, and counsel for Sanmina shall immediately inform the Court in the Santa Clara Litigation that Sanmina withdraws its Application For Right To Attach Order and Order For Issuance of Writ of Attachment.

                (3) Promptly following the Escrow Closing Date, Sanmina shall issue to Novatel Wireless a Return Material Authorization number with respect to those allegedly defective goods identified on EXHIBIT E hereto (the "RMA GOODS"). In the event Sanmina determines that a portion of the RMA Goods fail to comply with Sanmina's standard warranty, thereafter, Sanmina shall at no additional charge to Novatel Wireless use its best commercial efforts to repair and deliver such repaired goods to Novatel Wireless within ninety (90) days of this Agreement. In the event Sanmina is unable to repair the RMA Goods under warranty (after



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using its best commercial efforts to do so), it shall advise Novatel Wireless, and Sanmina shall have no further obligations to Novatel Wireless with respect to the RMA Goods. In the event that Sanmina, acting reasonably, determines that all or a portion of the RMA Goods comply with Sanmina's warranty (e.g., they are not defective or are not manufactured by Sanmina), then the costs of any inspection, testing, and transportation of such non-defective (or non-Sanmina manufactured) RMA Goods to and from Sanmina's facilities shall be borne by Novatel Wireless, and Sanmina shall have no further obligations to Novatel Wireless with respect to such non-defective (or non-Sanmina manufactured) RMA Goods.

        C. Mutual General Release

                (1) Except with the limitation set forth below in Section II.C.2, Novatel Wireless on the one hand, and Sanmina on the other hand, on behalf of themselves, or anyone or any entity that can claim by or through them, hereby release and forever discharge each other, including their divisions, affiliates, parents, subsidiaries, predecessors and successor corporations, and past and present directors, officers, shareholders, agents, servants, employees, representatives, assigns, heirs, successors in interest, predecessors in interest, administrators, attorneys, insurers, and lenders, from any and all claims, demands, and causes of action, obligations, damages and liabilities whether known or unknown in any way connected with any transactions, affairs or occurrences between the Parties to date, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Agreement, including but not limited to those which are in any way connected with or incidental to the allegations presented in, or which could have been presented in, the San Diego Litigation or the Santa Clara Litigation.

                Novatel Wireless and Sanmina acknowledge and agree that they have been informed of the provisions of California Civil Code Section 1542, and do hereby expressly waive and relinquish all rights and benefits that they have or may have had under that statute, which reads as follows:

                A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTION OF THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                Novatel Wireless and Sanmina acknowledge the significance and consequences of such specific waiver of Section 1542, and hereby assume full responsibility for any damages or losses it may incur as a result of the execution of this Agreement.

                (2) Sanmina's release as provided for in Section C(1) above shall automatically, and without the need for further action on the part of either Party become effective if and when the following conditions (the "RELEASE CONDITIONS") are satisfied: (a) ninety-one (91) calendar days pass following the date of the filing of a UCC-1 financing statement (the "FINANCING STATEMENT") with the Secretary of State of the State of Delaware covering the Collateral as described on Attachment 1 to the Security Agreement (the "FILING DATE"); and (b)



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no bankruptcy, receivership, assignment for the benefit of creditors, or similar case, matter or proceeding is commenced by or against or with respect to Novatel Wireless or any affiliate (as defined in 11 U.S.C. Section 101(2)) which might reasonably be substantially consolidated with Novatel Wireless, prior to ninety-one (91) calendar days following the Filing Date. Sanmina shall use reasonable commercial efforts to file the Financing Statement in a timely manner; provided that, in the event Sanmina does not file the Financing
Statement in a timely manner Novatel Wireless shall be entitled to file the Financing Statement. If the two conditions are not satisfied, the Release will never become effective and will be a nullity. While the Release Conditions are conditions to the effectiveness of the release, they are not conditions to the other terms of this Agreement.

        D. Representation and Warranties of Novatel Wireless

                (1) Authorization. All corporate action on the part of Novatel Wireless, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Novatel Wireless hereunder and the authorization, issuance and delivery of the Shares has been taken, and the Agreement, when executed and delivered by Novatel Wireless, shall constitute a valid and legally binding obligation of Novatel Wireless, enforceable against Novatel Wireless in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                (2) Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. Based in part upon the representations of Sanmina in this Agreement and subject to the provisions below, the Shares will be issued in compliance with all applicable federal and state securities laws.

                (3) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal or state authority on the part of Novatel Wireless is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102 of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT").

        E. Representation and Warranties of Sanmina

                In connection with the issuance of the Shares pursuant to Section B(2) hereof, Sanmina hereby makes the following representations and warranties to Novatel Wireless:

                (1) Reliance Upon Sanmina's Representations. Sanmina understands that the Shares are not currently registered under the Securities Act on the ground that the issuance of Shares hereunder is exempt from registration under the Securities Act pursuant to Section 4(2)



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thereof, and that Novatel Wireless' reliance on such exemption is based on
Sanmina's representations set forth herein.

                (2) Purchase Entirely for Own Account. Subject to Sanmina's rights under Section (A)(3) hereof and Exhibit A, Sanmina is acquiring the Shares for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in, or otherwise distributing the same, except pursuant to an effective registration statement under the Act or an available exemption from the registration requirements of the Act. By executing the Agreement, Sanmina further represents that (except as provided in Section (A)(3) herein) it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

                (3) Receipt of Information. Sanmina has relied upon independent investigations made by it or its representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Novatel Wireless and realizes that the Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return. Sanmina believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares. Sanmina acknowledges that in connection with the Agreement, neither Novatel Wireless nor anyone acting on its behalf or any other person has made, and Sanmina is not relying upon any representations, statements or projections concerning Novatel Wireless, its present or projected results of operations, financial condition, prospects, present or future plans, products and services, or the value of the Shares or Novatel Wireless' business or any other matter in relation to Novatel Wireless' business or affairs. Sanmina has had an opportunity to discuss Novatel Wireless' business management and financial affairs with its management, to review Novatel Wireless' facilities, and to obtain such additional information concerning its investment in the Shares in order for it to evaluate the merits and risks of its investment.

                (4) Investment Experience. Sanmina has such knowledge and experience in financial and business matters and such experience in evaluating and investing in securities of companies such as Novatel Wireless as to be capable of evaluating the merits and risks of the investment in the Shares. Sanmina has the financial ability to bear the economic risk of its investment in the Shares being acquired under the Agreement, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Shares.

                (5) Accredited Investor. Sanmina represents and warrants that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

                (6) Restricted Securities. Sanmina understands and acknowledges that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely (subject to Sanmina's rights under Section (A)(3)



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hereof). In particular, Sanmina has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Novatel Wireless and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Sanmina understands that only Novatel Wireless can take action to register the Shares.

                (7) Restrictive Legend. Sanmina understands that (a) any registrar or transfer agents for the Shares will not be required to accept for registration of transfer any Shares except upon presentation of evidence satisfactory to Novatel Wireless that the restrictions on transfer under the Act have been satisfied and (b) any Shares in the form of definitive physical certificates will bear a legend substantially in the form set forth below:

                THE SECURITIES EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND APPLICABLE STATE SECURITIES LAWS, AND THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE CORPORATION THAT (A) SUCH SECURITIES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT
                (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE CORPORATION SO REQUESTS), (2) TO THE CORPORATION OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND
                (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. THE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SUBSCRIPTION AND SECURITIES

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                PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE
                HOLDER PURSUANT TO WHICH THE SECURITIES WERE ISSUED.

        F. Binding Effects and Parties Bound

                This Agreement and all covenants and releases set forth in this Agreement shall be binding upon and shall inure to the benefit of the respective parties, their legal successors, heirs, assigns, partners, representatives, agents, attorneys, officers, directors, owners, shareholders, employees, affiliated corporations and business entities.

        G. Governing Law, Jurisdiction and Venue

                This Agreement shall be construed in accordance with, and be deemed governed by, the laws of the State of California without regard to principles of conflict of laws. The parties acknowledge and agree that the state courts of Santa Clara County, California and the federal courts located in the Northern District of the State of California shall have exclusive jurisdiction and venue to adjudicate any and all disputes arising out of or in connection with this Agreement. The parties consent to the exercise by such courts of personal jurisdiction over them and each party waives any objection it might otherwise have to venue, personal jurisdiction, inconvenience of forum, and any similar or related doctrine.

        H. Right to Consult With Attorneys; Terms Understood

                The parties acknowledge that each has read this Agreement; that each fully understands its rights, privileges and duties under this Agreement; and that each enters into this Agreement freely and voluntarily. Each party further acknowledges that each has had the opportunity to consult with any attorney of its choice to explain the terms of this Agreement and the consequences of signing it.

        I. Entire Agreement

                The undersigned each acknowledge and represent that no promise or representation not contained in this Agreement, or in any exhibit, has been made to them, and that this Agreement, together with any exhibits, contains the entire understanding and agreement between the parties and it contains all terms and conditions pertaining to the compromise and settlement of the disputes referenced in the Agreement. The undersigned further acknowledge that the terms of this Agreement are contractual and not merely a recital, and that this Agreement is fully integrated.

        J. Severability

                In the event that any provision or obligation under this Agreement shall be invalid, illegal, or unenforceable, the provision or obligation will be severed from the Agreement, and the rest of the Agreement shall remain valid, legal and enforceable.

        K. No Presumption Against Drafting Party

                This Agreement and the provisions contained in this Agreement shall not be construed or interpreted for or against any party because that party drafted or caused the party's legal representative to draft any of the provisions.

        L. Costs and Fees

                The parties to this Agreement will not seek to recover from any other party to this Agreement their costs and expenses that were incurred in connection with the San Diego Litigation and the Santa Clara Litigation. If any legal action is commenced to interpret, enforce, or recover damages for the breach of any term of this Agreement, including the releases contained herein, the prevailing party shall be entitled to recover reasonable attorney fees incurred in connection with that action, in addition to costs of suit.

        M. Amendments

                This Agreement cannot be modified or amended in any way, except in writing, signed by the party to be charged.

        N. Additional Documents

                The parties agree to execute any and all additional documents reasonably necessary to complete and document this Agreement.

        O. Counterparts

                This Agreement may be executed in counterparts, all of which, when taken together, shall constitute one agreement, with the same force and effect as if all signatures had been entered on one document.

        P. Confidentiality

                The Parties further agree that as part of the inducement for the consideration given for this Agreement, neither will disclose or authorize anyone else to disclose the existence of this Agreement or any of its terms to any other person without prior written approval of the other Party, which approval shall not be unreasonably refused, conditioned or delayed, except that the Parties may disclose the existence of this Agreement and the material terms therein (i) if required by law; (ii) if a press release or a form filed with the Securities and Exchange Commission, or (iii) to such Parties attorneys, advisors, agents, representatives, employees, underwriters, insurers, investment bankers, etc; provided, however, that, prior to disclosing the Agreement or the terms therein under Sections (i) or (ii), the disclosing Party shall obtain the prior written approval of the other Party, which approval shall not be unreasonably refused, conditioned or delayed. If either Party discloses the existence of this Agreement or any of its terms to any of the aforementioned persons, such Party shall inform them of this confidentiality provision and instruct them not to disclose the existence of this Agreement or any of its terms to anyone else. Any disclosure of the existence of this Agreement or any of its terms by anyone (except as permitted hereunder) shall be considered a violation of this confidentiality provision.

If either Party is served with a subpoena, which seeks documents or information relating to this matter, including but not limited to this Agreement, such Party will notify each other before producing any documents pursuant to said subpoena.

                IN WITNESS WHEREOF, duly authorized representatives of the Parties have executed this Agreement on the dates indicated below.


Dated: January 12, 2002                 By: /s/ Melvin L. Flowers
                                           -------------------------------------
                                           Melvin L. Flowers
                                           Senior Vice President, Finance and
                                           Chief Financial Officer
                                           Novatel Wireless, Inc.


Dated: January 12, 2002                 By: /s/ Steven H. Jackman
                                           -------------------------------------
                                           Steven H. Jackman
                                           Title: Vice President & Corporate
                                           Counsel
                                           Sanmina-SCI Corporation


Dated: January 12, 2002                 By: /s/ Steven H. Jackman
                                           -------------------------------------
                                           Name: Steven H. Jackman
                                           Title:
                                           Sanmina Canada ULC


APPROVED AS TO FORM:

Dated: January 12, 2002                 LATHAM & WATKINS


                                        By:/s/ Julia E. Parry
                                           -------------------------------------
                                           Name: Julia E. Parry
                                           Attorneys for Novatel Wireless, Inc.

Dated:  January 12, 2002                WILSON, SONSINI, GOODRICH & ROSATI


                                        By: /s/ Andrew J. Hirsch
                                           -------------------------------------
                                           Name: Andrew J. Hirsch, Member
                                           Attorneys for Sanmina-SCI Corporation
                                           and Sanmina Canada ULC

Attachments:

EXHIBIT A
Registration of Shares

EXHIBIT B
Sanmina's Agreed Value

EXHIBIT C
Warranty

EXHIBIT D
Form of Security Agreement

EXHIBIT E
List of RMA Goods

EXHIBIT A

REGISTRATION OF SHARES

        1.1 Novatel Wireless shall:

                (a) subject to receipt of necessary information from Sanmina, prepare and file with the Securities and Exchange Commission (the "SEC") no later than twenty (20) calendar days after the date of this Agreement, a registration statement on Form S-3 (the "REGISTRATION STATEMENT") to enable the sale of the Shares by Sanmina from time to time through the automated quotation system of The Nasdaq Stock Market or in privately-negotiated transactions;

                (b) use all commercially reasonable efforts, subject to receipt of necessary information from Sanmina, to cause the Registration Statement to become effective as soon as practicable, but in no event later than one hundred eighty (180) calendar days after the Registration Statement is filed by the Novatel Wireless;

                (c) use all commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding the earliest of (i) the first anniversary of the date of this Agreement, (ii) the date on which Sanmina may sell all the Shares then held by Sanmina without restriction by the volume limitations of Rule 144(e) of the Securities Act or (iii) such time as all the Shares issued to Sanmina hereunder have been sold by Sanmina;

                (d) furnish to Sanmina with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, prospectuses (including supplemental prospectuses) and preliminary versions of the prospectus filed with the SEC in conformity with the requirements of the Securities Act and such other documents as Sanmina may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by Sanmina, provided, however, that unless waived by Novatel Wireless in writing, the obligation of Novatel Wireless to deliver copies of prospectuses or preliminary prospectuses to Sanmina shall be subject to the receipt by Novatel Wireless of reasonable assurances from Sanmina that Sanmina will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                (e) file documents required of Novatel Wireless for normal blue sky clearance in states reasonably specified in writing by Sanmina prior to the effectiveness of the Registration Statement, provided, however, that Novatel

        Wireless shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                (f) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (a) through (e) of this Section and the registration of the Shares pursuant to the Registration Statement; and

                (g) advise Sanmina, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                With a view to making available to Sanmina the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit Sanmina to sell Shares to the public without registration, Novatel Wireless covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of Sanmina's Shares may be resold pursuant to Rule 144(e) or any other rule of similar effect or (B) such date as all of Sanmina's Shares shall have been resold; and (ii) file with the SEC in a timely manner all reports and other documents required of Novatel Wireless under the Securities Act and under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

        It shall be a condition precedent to the obligations of Novatel Wireless to take any action pursuant to this Section that Sanmina shall furnish Novatel Wireless such information regarding itself, the Shares to be sold by Sanmina, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares.

        Novatel Wireless understands that Sanmina disclaims being an underwriter, but Sanmina being deemed an underwriter by the SEC shall not relieve Novatel Wireless of any obligations it has hereunder.

        1.2 TRANSFER OF SHARES AFTER REGISTRATION; SUSPENSION.

                (a) Sanmina agrees that it will not effect any Disposition of the Shares that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in this Section and as described below, and that it will promptly notify the Novatel Wireless of any changes in the information set forth in the Registration Statement regarding Sanmina or its plan of distribution.

                (b) Except in the event that paragraph (c) below applies, the Novatel Wireless shall: (i) if deemed necessary by Novatel Wireless, prepare and file from time to time with the SEC a post-effective amendment to the Registration

                Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide Sanmina copies of any documents filed pursuant to this Section; and
                (iii) upon request, inform Sanmina that Novatel Wireless has complied with its obligations in this Section (or that, if Novatel Wireless has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, Novatel Wireless will notify the Sanmina to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify Sanmina pursuant to this Section when the amendment has become effective).

                (c) In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by Novatel Wireless of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then Novatel Wireless shall promptly deliver a certificate in writing to Sanmina (the "SUSPENSION NOTICE") to the effect of the foregoing and, upon receipt of such Suspension Notice, Sanmina will refrain from selling any Shares pursuant to the Registration Statement (a "SUSPENSION") until Sanmina's receipt of copies of a supplemented or amended prospectus prepared and filed by Novatel Wireless, or until it is advised in writing by Novatel Wireless that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. Notwithstanding the foregoing, Novatel Wireless may not deliver more than two Suspension Notices in any twelve month period, and each Suspension Notice may not suspend Sanmina's ability to sell Shares pursuant to the Registration Statement for a period of more than 60 calendar days. The aggregate duration of any periods during which Suspension Notices are in effect shall be added to the amount of time for which Novatel is required to maintain the effectiveness of the Registration Statement pursuant to Section 1.1(c) of EXHIBIT A.

                (d) Provided that a Suspension is not then in effect Sanmina may sell the Shares under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Shares. Upon receipt of a request therefor, Novatel Wireless will provide an adequate number of current prospectuses to Sanmina and to any other parties requiring such prospectuses.

                (e) In the event of a sale of the Shares by Sanmina, unless such requirement is waived by Novatel Wireless in writing, Sanmina must also deliver to Novatel Wireless' transfer agent, with a copy to Novatel Wireless, a certificate of subsequent sale so that the Shares may be properly transferred.

        1.3 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to Novatel Wireless shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

EXHIBIT B

SANMINA'S AGREED VALUE

(TO BE MUTUALLY AGREED UPON, BASED UPON PRIOR LISTS DELIVERED PURSUANT TO THE SANTA CLARA LITIGATION AND SAN DIEGO LITIGATION)


                             Intentionally Omitted.

EXHIBIT C

WARRANTY

Sanmina expressly warrants that each product manufactured by Sanmina and delivered to Novatel Wireless after the date of this Agreement (excluding components purchased from third-party vendors ("VENDOR COMPONENTS")) shall be free from any defects in workmanship for a period of one (1) year from the date of manufacture of such product. For the purpose of this Section, "workmanship" shall mean manufacture in accordance with the most current version of IPC-A-600 or IPC-A-610, or Novatel Wireless' workmanship standards set forth in the Specifications. Warranties on any Vendor Components are limited to the warranties provided by the respective component manufacturers or vendors, but Sanmina shall use reasonable commercial efforts to enforce the manufacturers' warranties on Novatel Wireless's behalf. To the extent such warranties are transferable, Sanmina shall pass on to Novatel Wireless any unexpired assignable warranties for any such Vendor Components to Customer until the expiration of such warranties up to a maximum of one (1) year from the date of manufacture of the products by Sanmina, whichever period is shorter. As Novatel Wireless' sole remedy under this warranty, Sanmina will at no charge to Novatel Wireless, rework, repair, and retest any product returned to Sanmina and found to contain such defects in workmanship caused by Sanmina. This warranty does not include Products that have defects or failures resulting from (a) Novatel Wireless' design of Products including, but not limited to, design functionality failures, specification inadequacies, failures relating to the functioning of Products in the manner for the intended purpose or in the specific Novatel Wireless's environment; (b) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage or installation including improper handling in accordance with static sensitive electronic device handling requirements; or (c) alterations, modifications or repairs by Novatel Wireless or third parties. Novatel Wireless bears all design responsibility for the Product. Sanmina does not assume any liability for expendable items such as lamps and fuses. Sanmina reserves the right to inspect the products and verify that they are manufactured by Sanmina and are defective and, in the event that Sanmina, acting reasonably, determines that they are not manufactured by Sanmina or defective, then the costs of any inspection, testing, and transportation of products to and from Sanmina's facilities shall be borne by Novatel Wireless. Sanmina's total liability under this warranty shall be limited to the price of the product supplied under the Agreement. The warranty hereunder is also limited to items, parts and defects that are within the capability of existing test equipment and Sanmina's programs and processes. The performance of any repair or replacement by Sanmina does not extend the warranty period for any products beyond the period applicable to the product as originally delivered thereto. Novatel Wireless acknowledges that its Inventory Purchase Commitment is absolute, and waives any rights it may have against Sanmina for components purchased by Sanmina from third party vendors which are no longer within the manufacturers' warranty.

EXCEPT FOR THE EXPRESS WARRANTIES HEREIN, SANMINA EXPRESSLY DISCLAIMS AND MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND WHATSOEVER WITH RESPECT TO THE CONDITION OF THE PRODUCTS OR ANY PARTS OR COMPONENTS THEREOF, EITHER EXPRESS OR IMPLIED, ARISING BY LAW, IN CONTRACT, TORT, EQUITY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY OBLIGATION OR LIABILITY OF SANMINA

WITH RESPECT TO ANY WARRANTY AS TO FITNESS FOR USE, CONDITION, SERVICEABILITY, SUITABILITY, VALUE, DESIGN, OPERATION OR MERCHANTIBILITY, AS THE CASE MAY BE, ANY IMPLIED WARRANTY ARISING BY STATUTE OR COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; IN NO EVENT SHALL SANMINA'S LIABILITY UNDER THIS AGREEMENT (WHETHER ASSERTED AS A TORT CLAIM OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID TO SANMINA FOR FINISHED PRODUCT HEREUNDER. IN NO EVENT WILL SANMINA BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY CUSTOMER. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

EXHIBIT D

FORM OF SECURITY AGREEMENT


                             Intentionally Omitted

EXHIBIT E

LIST OF RMA GOODS

Date of Request:                                                        12/18/2001
----------------                                                        ----------
NOVATEL WIRELESS CONTACT INFORMATION                                    MANUFACTURER INFORMATION
  Name: Maurice Clarke                                                  COMPANY: SANMINA
  Position: Quality Assurance                                           CONTACT: TRINA GLASSCO
  Address: 9369 Towne Center Drive, Suite 110                           2300 Highway 79 Street, PO Box 1800
  City: San Diego                                          CA   92121   Guntersville
  Country: USA                                                          USA
  Phone: M. Clarke, (858) 812-0633 or Greg Adolph, (858) 812-3480       (256) 582-9350
  Fax: (858) 812-3416                                                   (256) 582-9329
  E-Mail: mclarke@novatelwireless.com
  NOVATEL WIRELESS RMA#      N/A

                                                     MRB  RETURNS TO SANMINA

    PART ID             PART DESC                                     QTY                REJECT COMMENTS
    -------             ---------                                     ----              ----------------
    1016446            CDPD MODEM MODULE NRM-6812SM                   47   connector pins to short; wrong firmware version; no
                                                                           communication; bent connector pins.
   01016711            BULK CRADLES MINSTREL III                      396  no communication; excessive gap; PRI doesn't match
                                                                           modem; missing screw; stain
   01016810            BULK CRADLES OMNISKY MINSTREL V                25   no communication; antenna cracked
   01016815            BULK CRADLES ASSEMBLED OMNISKY MIN V           367  no communication; hot sync; gap; stain; bad
                                                                           logo; connector loose; rattle
    1016683            CDPD MODEM                                     761  no communication
 01016815-101          BULK CRADLE, OMNISKY (MIN V CONEXANT)          400  no communication

   01016820            BULK CRADLES NOVATEL MINSTREL V                372  no communication; hot sync; burned; missing
                                                                           screws; cracked; loose connector; bad antenna
 01016820-100          BULK CRADLE AETHER REWORK FUJITSU              31   no communication
 01016820-102          BULK CRADLES NOVATEL MIN V (CONEXANT)          10   no communication
 01016820-104          BULK CRADLE AETHER REWORK CONEXANT             18   no communication
    1017138            ASSY, MERLIN W/PLATINUM ANTENNA                11   antenna
   01016955            ASSY, BULK MERLIN                              1    Firmware error

 01016955-101          ASSY, BULK MERLIN (NO BRANDING)                14   no communication; programming error; not recognized
                                                                           as a merlin; damaged connector
 01016955-102          ASSY, BULK MERLIN NO BRANDING NO ANT           5    low RSSI; missing antenna
    1016981            CDPD MODEM MODULE                              579  EMG FALL-OUT

649496 00155 1         CDPD MODEM ASSEMBLY EXPEDITE                   70   gap; cracked board,; no communication; loose
                                                                           screw; warp; missing label.
649496 00317 3         EXPEDITE OEM - CONEXANT                        136  gap, missing label; hollow; cracked board; loose
                                                                           screw; loose connector; burned frame; Scratch


                                               RMA RETURNS TO SANMINA

  01016446             CDPD MODEM MODULE NRM-6812SM                    271   no communication; no registration

  01016711             BULK CRADLES MINSTREL III                       152   Thumb traction pad; 14 Shell crack; 11 Gap; 4 Top
                                                                             Clip; 2 Battery connector pin; 1 Connector; 3
                                                                             Antenna; 11 Will not connect to the network; 7 No
                                                                             communication; 1 Wont hold charge; 2 Modem battery
                                                                             doesn't work; 1 Poor reception; 1 No power; 1 Low
                                                                             signal; 1 Modem discharges; 1 No battery; 49 (220) no
                                                                             communication; 15(999) no registration

  01016715             BULK CRADLES MINSTREL V REV 1                   1     no communication

  01016815             BULK CRADLES ASSEMBLED OMNISKY MIN V            37    no communication; no power connector; no
                                                                             registration; modem card damage; RSSI low; antenna
                                                                             broken

01016815-101           BULK CRADLE, OMNISKY (MIN V CONEXANT)           411   no communication; no registration; power jack; door
                                                                             latch; hotsync; antenna; bad logo; cracked,

  01016820             BULK CRADLES NOVATEL MINSTREL V                 124   no communication
01016820-100           BULK CRADLE AETHER REWORK FUJITSU               1     no communication
01016820-102           BULK CRADLES NOVATEL MIN V (CONEXANT)           75    no communication
01016820-104           BULK CRADLE AETHER REWORK CONEXANT              2     no communication
  01016955             ASSY,BULK MERLIN                                41    no communication
  01016683             CDPD MODEM MODULE                               1,433 EMG FALL-OUT
  01016981             CDPD MODEM MODULE                               1,722 EMG FALL-OUT